--------------------------------------------------------------------------------


       As filed with the Securities and Exchange Commission on December 13, 1999
                                                    Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          BAY VIEW CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              94-3078031
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA                          94404
(Address of Principal Executive Offices)                         (Zip Code)


                          BAY VIEW CAPITAL CORPORATION
            AMENDED AND RESTATED 1995 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                                 Robert J. Flax
             Executive Vice President, General Counsel and Secretary
                          Bay View Capital Corporation
                             1840 Gateway Boulevard
                           San Mateo, California 94404
                     (Name and address of agent for service)
                                 (650) 312-7200
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                           CHRISTOPHER R. KELLY, P.C.
                           DANIEL C. HOLDGREIWE, ESQ.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                           1100 New York Avenue, N.W.
                             Washington, D.C. 20005
                                 (202) 414-6100


                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                                    Proposed        Proposed
                                                     maximum         maximum      Amount of
       Title of Securities         Amount to be  offering price     aggregate    registration
        to be registered            registered      per share     offering price   fee (1)
--------------------------------  -------------- --------------   -------------- -------------
Common Stock, par value $.01 per  500,000 shares     $15.72       $7,860,000       $2,075.04
share
----------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the Registration Fee, at $15.72 per share, which was the average of the high and low sales price of the common stock of Bay View Capital Corporation on the New York Stock Exchange on December 9, 1999.

                          INCORPORATION BY REFERENCE


      The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of Bay View Capital Corporation ("Bay View"), authorized for issuance under Bay View's Amended and Restated 1995 Stock Option and Incentive Plan (the "Plan"). The contents of Bay View's previously filed Registration Statement on Form S-8 (File No. 333-37031) relating to the Plan are incorporated herein by reference.


                        REQUIRED OPINIONS AND CONSENTS



        5         Opinion and consent of Silver, Freedman & Taff, L.L.P.
       23.1       Consent  of  KPMG  LLP  with  respect  to  Bay  View  Capital
                  Corporation
       23.2       Consent  of KPMG  LLP  with  respect  to  Franchise  Mortgage
                  Acceptance  Company
       23.3       Consent of  Deloitte  & Touche  LLP with  respect to Bay View
                  Capital Corporation
       23.4       Consent  of  Silver,  Freedman & Taff,  L.L.P.  (included  in
                  Exhibit 5)
        24        Power of attorney (included on signature page)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on December 10, 1999.

                                       BAY VIEW CAPITAL CORPORATION


                                       By:  /s/ Edward H. Sondker
                                            --------------------------------
                                            Edward H. Sondker, President and
                                             Chief Executive Officer
                                             (Duly Authorized Representative)

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Sondker, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person's, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming the said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Edward H. Sondker                     Date: December 10, 1999
----------------------------------              -----------------
Edward H. Sondker
President, Chief Executive Officer
 and Director
 (Principal Executive Officer)


/s/  David A. Heaberlin                    Date: December 10, 1999
----------------------------------               -----------------
David A. Heaberlin
Executive Vice President and Chief
Financial Officer (Principal
Financial Officer)


/s/  Scott H. Ray                          Date: December 10, 1999
----------------------------------               -----------------
Scott H. Ray, Senior Vice President
 and Controller (Principal
 Accounting Officer)

/s/  John R. McKean                        Date: December 10, 1999
----------------------------------               -----------------
John R. McKean, Director



                                           Date:
----------------------------------               -----------------
Stephen T. McLin, Director



                                           Date:
----------------------------------               -----------------
W. Blake Winchell, Director



                                           Date:
----------------------------------               -----------------
Robert M. Greber, Director



/s/  Paula R. Collins                      Date: December 10, 1999
----------------------------------               -----------------
Paula R. Collins, Director



                                           Date:
----------------------------------               -----------------
Thomas M. Foster, Director



/s/  George H. Krauss                      Date: December 10, 1999
----------------------------------               -----------------
George H. Krauss, Director



/s/ Wayne L. Knyal                         Date: December 10, 1999
----------------------------------               -----------------
Wayne L. Knyal, Director